UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 14, 2012

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2012, DineEquity, Inc., a Delaware corporation (the “Corporation”), completed the automatic conversion of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”).  As a result of this automatic conversion, there are no longer any issued and outstanding shares of Series B Preferred Stock.  The Corporation also previously redeemed all of its outstanding Series A Perpetual Preferred Stock (the “Series A Preferred Stock”).  On December 14, 2012, the Corporation filed a Certificate of Elimination of the Series A Preferred Stock and a Certificate of Elimination of the Series B Preferred Stock with the Secretary of State of the State of Delaware to eliminate its Series A Preferred Stock and Series B Preferred Stock.

The Certificates of Elimination, effective upon filing, had the effect of eliminating from the Corporation’s Restated Certificate of Incorporation, as amended, all matters set forth in the Certificate of Designations of the Series A Preferred Stock and the Certificate of Designations of the Series B Preferred Stock with respect to such series, both of which were previously filed by the Corporation with the Secretary of State on November 29, 2007.

On December 17, 2012, the Corporation also filed a Restated Certificate of Incorporation to reflect all prior amendments through and including the filing of the Certificates of Elimination.  A copy of the Certificate of Elimination of the Series A Preferred Stock, the Certificate of Elimination of the Series B Preferred Stock, and the Restated Certificate of Incorporation of DineEquity, Inc. are filed with this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Certificate of Elimination of the Series A Perpetual Preferred Stock of DineEquity, Inc., filed with the Secretary of State of the State of Delaware on December 14, 2012

99.2	Certificate of Elimination of the Series B Convertible Preferred Stock of DineEquity, Inc., filed with the Secretary of State of the State of Delaware on December 14, 2012

99.3	Restated Certificate of Incorporation of DineEquity, Inc., filed with the Secretary of State of the State of Delaware on December 17, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 17, 2012	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

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